UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): December 19, 2012

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Securities Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2012, InspireMD, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a one-for-four reverse stock split of its common stock (the “Reverse Stock Split”), which decreased the number of common shares issued and outstanding from approximately 72.1 million shares to approximately 18.0 million shares. The Company’s authorized common shares will not be affected by the Reverse Stock Split. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

As previously disclosed, the Company’s stockholders approved the authorization of the Company’s board of directors, in its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one-for-two to one-for-four, such ratio to be determined by the board, which approval allowed the board of directors to effect the reverse stock split any time prior to the Company’s annual meeting of stockholders in 2012.

The Reverse Stock Split became effective as of 5:00 a.m. EST on December 21, 2012, at which time every four (4) shares of the Company’s issued and outstanding common stock automatically converted into one (1) issued and outstanding share of the Company’s common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of the Company’s common stock, the conversion price and number of shares issuable upon conversion of the Company’s senior secured convertible debentures due April 5, 2014 and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plan.

Each common stock certificate representing pre-Reverse Stock Split shares will, until surrendered and exchanged, be deemed to represent only the number of post-Reverse Stock Split shares. No fractional shares will be issued. Any fractional share resulting from the reverse stock split will be rounded up to the next whole share.

The Company’s common stock will continue to be quoted on the OTC Bulletin Board on a Reverse Stock Split-adjusted basis under the trading symbol “NSPRD” for a period of 20 trading days to reflect the Reverse Stock Split, after which time the trading symbol will revert to “NSPR.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 45779A 309.

Item 8.01 Other Events.

On December 20, 2012, the Company issued a press release announcing the implementation of the Reverse Stock Split. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
99.1	Press release dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: December 21, 2012	By:	/s/ Craig Shore
Name: Craig Shore Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
99.1	Press release dated December 20, 2012.